SOUTHERN UNION COMPANY
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma consolidated financial information of Southern Union Company (“Southern Union”) reflects the pro forma impacts of multiple transactions (each of which is further described in the sections below), as follows:

•	The ETE Merger and Citrus Transaction was completed in March 2012.

•	The SUGS Contribution to Regency Energy Partners LP (“Regency”) was completed in April 2013.

•	The Local Distribution Company (“LDC”) Dispositions were announced in December 2012.

The unaudited pro forma condensed consolidated balance sheet gives effect to the SUGS Contribution and the LDC Dispositions as if they had occurred on December 31, 2012; the unaudited pro forma condensed consolidated statement of continuing operations assumes the transactions listed above as if they were consummated on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of continuing operations should be read in conjunction with Southern Union’s Annual Report on Form 10-K for the year ended December 31, 2012.
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions listed above had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.
ETE Merger and Citrus Transaction
On March 26, 2012, Energy Transfer Equity, L.P. (“ETE”) consummated the acquisition of Southern Union and, concurrently with the closing of the Southern Union acquisition, CrossCountry Energy, LLC (“CrossCountry”), a subsidiary of Southern Union that indirectly owned a 50% interest in Citrus Corp. (“Citrus”), merged with a subsidiary of ETP and, in connection therewith, ETP paid $1.895 billion in cash and issued $105 million of ETP common units (which we refer to as the “Citrus Transaction”).
SUGS Contribution
On April 30, 2013, Southern Union completed its contribution to Regency, a subsidiary of ETE, all of the issued and outstanding membership interest in Southern Union Gathering Company, LLC and its subsidiaries (“SUGS”). The consideration paid by Regency to Southern Union in connection with this transaction consisted of (i) the issuance of 31,372,419 Regency common units to Southern Union, (ii) the issuance of 6,274,483 Regency Class F units to Southern Union, and (iii) the distribution of $570 million in cash to Southern Union. The total cash consideration was reduced by $107 million of estimated closing adjustments. The Regency Class F units will have the same rights, terms and conditions as the Regency common units, except that Southern Union will not receive distributions on the Regency Class F units for the first eight consecutive quarters following the closing, and the Regency Class F units will thereafter automatically convert into Regency common units on a one-for-one basis.

Local Distribution Company (“LDC”) Dispositions
On December 17, 2012, Southern Union entered into definitive purchase and sale agreements with subsidiaries of the Laclede Group, Inc., (“Laclede”), to sell the assets of its Missouri Gas Energy and New England Gas Company divisions. The aggregate value of the transactions are approximately $1.035 billion, subject to customary closing adjustments, comprised of $1.015 billion in cash and approximately $19 million of assumed debt of the New England Gas Company division. The transactions are expected to close before the end of the third quarter of 2013, subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable regulatory approvals from the Missouri Public Service Commission and the Massachusetts Department of Public Utilities. Southern Union intends to use the net proceeds from these transactions to repay a portion of its outstanding indebtedness.

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2012
(in millions)

		Pro Forma Adjustments
	Southern Union Historical	LDC Dispositions		SUGS Contribution		Southern Union Pro Forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$49	$1,015	a	$—		$1,064
Accounts receivable, net of allowance for doubtful accounts	155	—		(79)	b	76
Accounts receivable from related companies	72	—		64	b	136
Inventories	163	—		(19)	b	144
Natural gas imbalances - receivable	11	—		—		11
Current assets held for sale	184	(184)	a	—		—
Prepayments and other current assets	120	—		(2)	b	118
Total current assets	754	831		(36)		1,549

PROPERTY, PLANT AND EQUIPMENT, net	5,658	—		(1,523)	b	4,135

NON-CURRENT ASSETS HELD FOR SALE	985	(985)	a	—		—
DEFERRED CHARGES	65	—		—		65
UNCONSOLIDATED INVESTMENTS	115	—		900	b	1,015
GOODWILL	2,364	—		(338)	b	2,026
OTHER NON-CURRENT ASSETS, net	52	—		(2)	b	50
Total assets	$9,993	$(154)		$(999)		$8,840

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2012
(in millions)

		Pro Forma Adjustments
	Southern Union Historical	LDC Dispositions		SUGS Contribution		Southern Union Pro Forma
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$259	$—		$—		$259
Accounts payable and accrued liabilities	118	—		(24)	b	94
Accounts payable to related companies	110	—		4	b	114
Federal, state and local taxes payable	16	—		(4)	b	12
Accrued interest	32	—		—		32
Natural gas imbalances - payable	133	—		(3)	b	130
Derivative instruments	18	—		—		18
Current liabilities held for sale	85	(85)	a	—		—
Other	108	—		(108)	b	—
Total current liabilities	879	(85)		(135)		659

LONG-TERM DEBT, less current maturities	3,024	—		(570)	b	2,454
DEFERRED CREDITS	330	—		(16)	b	314
DEFERRED INCOME TAXES	1,590	—		—		1,590
NON-CURRENT LIABILITIES HELD FOR SALE	142	(142)	a	—		—

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Premium on capital stock	4,079	—		(281)	b	3,798
Accumulated other comprehensive loss	(25)	—		3	b	(22)
Retained earnings (accumulated deficit)	(26)	73	a	—		47
Total stockholder’s equity	4,028	73		(278)		3,823
Total liabilities and stockholder’s equity	$9,993	$(154)		$(999)		$8,840

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2012
(in millions, except per unit data)

	Southern Union Historical
	Successor Period from Acquisition (March 26, 2012) to December 31, 2012	Predecessor Period from January 1, 2012 to March 25, 2012	Deconsolidation of SUGS Historical Year Ended December 31, 2012	Pro forma adjustments		Southern Union Pro Forma Year Ended December 31, 2012
OPERATING REVENUES	$1,263	$443	$(909)	$—		$797
OPERATING EXPENSES:
Cost of products sold and operating expenses	521	197	(714)	—		4
Operating, maintenance and general	340	105	(119)	(80)	c	246
Depreciation and amortization	179	49	(68)	8	d	168
Taxes, other than on income and revenues	37	11	(9)	—		39
Total operating expenses	1,077	362	(910)	(72)		457
OPERATING INCOME	186	81	1	72		340
OTHER INCOME (EXPENSE):
Interest expense	(131)	(50)	—	9	e	(147)
				25	b
Earnings (losses) from unconsolidated investments	(7)	16	9	2	b	11
				(9)	f
Other, net	2	(2)	—	—		—
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	50	45	10	99		204
Income tax expense (benefit)	39	12	(3)	11	g	59
INCOME FROM CONTINUING OPERATIONS	$11	$33	$13	$88		$145

SOUTHERN UNION COMPANY
NOTES TO UNAUDITED PRO FORMA INFORMATION

The unaudited pro forma condensed consolidated balance sheet gives effect to the SUGS Contribution and the LDC Dispositions as if they had occurred on December 31, 2012. The ETE Merger and Citrus Transaction were already reflected in Southern Union’s historical consolidated balance sheet as of December 31, 2012; therefore, no pro forma balance sheet adjustments were necessary.
The unaudited pro forma condensed consolidated statement of continuing operations assumes that the ETE Merger, the Citrus Transaction, the SUGS Contribution and the LDC Dispositions were consummated on January 1, 2012. The historical results reflect the following:

•	Southern Union Successor. Southern Union’s results for the period from March 26, 2012 through December 31, 2012.

•	Southern Union Predecessor. Southern Union’s results for the period from January 1, 2012 through March 25, 2012 included the earnings from the investment in Citrus.

•
SUGS Historical. The results of SUGS for the full twelve months ended December 31, 2012 have been reflected as “deconsolidated” above. SUGS’ stand-alone historical financial statements include two distinct periods for January 1, 2012 through March 25, 2012 (predecessor) and March 26, 2012 through December 31, 2012 (successor); however, those two periods have been combined in the SUGS historical column reflected for ease of understanding.

Southern Union’s historical results reflected the LDCs as discontinued operations for both the Successor and Predecessor periods presented. Therefore, no adjustments to the pro forma condensed consolidated statement of continuing operations were necessary.
Following are explanations of certain pro forma adjustments included above:

a.
To record the pro forma deconsolidation of Southern Union’s LDCs in connection with the expected closing of the sale transaction announced in December 2012 and the receipt of the cash proceeds from the sale.

b.
To record the pro forma impacts of the contribution of SUGS to Regency and the consideration received including (i) Southern Union’s receipt of Regency common units and Regency Class F units, (ii) use of cash proceeds from the transaction of $570 million to pay down long-term debt and reduce related interest expense and (iii) to record Southern Union’s equity in earnings of affiliates.

c.	To eliminate merger-related costs incurred by Southern Union in the Prior Transactions because such costs would not have a continuing impact on results of operations.

d.
To record incremental depreciation and amortization expense related to estimated fair values recorded in Southern Union purchase accounting. Depreciation expense is estimated based on a weighted average useful life of 24 years.

e.
To adjust amortization included in interest expense to (i) reverse historical amortization of financing costs and fair value adjustments related to debt and (ii) record amortization related to the pro forma adjustment of Southern Union’s debt to fair value.

f.
To reverse the equity in earnings of Citrus Corp. recorded in Southern Union’s historical statement of operations and record the pro forma equity in earnings of ETP as a result of the Prior Transactions.

g.	To record the pro forma income tax impact related to Southern Union pro forma adjustments to pre-tax income.